Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR THIRD QUARTER FISCAL 2020

Revenue was $998.5 Million; Net Loss Attributable to Lionsgate Shareholders was $91.2 Million or Diluted Loss Per Share of $0.42; Adjusted Diluted Earnings Per Share was $0.14

Operating Loss was $39.5 Million and Adjusted OIBDA was $124.0 Million

Cash Flow from Operations was $215.9 Million and Adjusted Free Cash Flow was $88.4 Million

Global Subscribers Reach 28.5 Million in the Quarter; Global OTT Subscribers Reach 8.6 Million

Theatrical Performance of Knives Out Drives Motion Picture Revenue Growth

SANTA MONICA, CA, and VANCOUVER, BC, February 6, 2020 - Global content leader Lionsgate (NYSE: LGF.A, LGF.B) today reported revenue of $998.5 million and a net loss attributable to Lionsgate shareholders of $91.2 million, or fully diluted loss per share of $0.42, on 218.0 million diluted weighted average common shares outstanding for the quarter ended December 31, 2019. Adjusted net income attributable to Lionsgate shareholders was $31.7 million, or adjusted diluted earnings per share of $0.14, operating loss was $39.5 million, and adjusted OIBDA was $124.0 million. The Company generated cash flow from operations of $215.9 million and adjusted free cash flow of $88.4 million.

As the Company continues to expand its streaming business, global subscribers from Starz, STARZPLAY Arabia and PANTAYA reached 28.5 million in the quarter and global OTT subscribers reached 8.6 million. The overall global total reflected an increase of 2.1 million subscribers, up 8% year-over-year. Total Media Networks domestic subscribers were down 1.2 million year-over-year to 24.1 million.

“Our Motion Picture Group turned in a strong performance in the quarter, led by the worldwide box office success of Knives Out, while our Television Group secured a number of important scripted series and pilot commitments and Starz continued to grow its over-the-top platform worldwide,” said Lionsgate CEO Jon Feltheimer. “Our STARZPLAY international rollout remains on track to achieve financial and subscriber targets that we expect to translate into meaningful incremental value creation.”

The Company has projected STARZPLAY international subscriber growth to between 15 and 25 million over the next five years.

Segment Results
Media Networks segment revenue was up 4.3% from the prior year quarter at $382.4 million while segment profit declined 23.9% to $102.1 million driven by our investment in STARZPLAY International.

Motion Picture segment revenue increased by 30.7% to $473.9 million compared to the prior year quarter and segment profit was $49.0 million reflecting the strong theatrical performance of Knives Out, which is expected to top $300 million at the worldwide box office, as well as the continued outsized ancillary performance of John Wick: Chapter 3 - Parabellum.

Television Production segment revenue was $189.4 million and segment loss was $5.7 million, primarily due to the timing of production schedules and episodic deliveries, including development costs and deficits for new series.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2020 third quarter results at 5:00 PM ET/2:00 PM PT this afternoon, February 6. Interested parties may listen to the live webcast by visiting the events page on the Lionsgate corporate website or via https://services.choruscall.com/links/lgf2002060GRtqcRs.html. A full replay will become available later this afternoon by clicking the same link.

ABOUT LIONSGATE
The first major new studio in decades, Lionsgate is a global content platform whose films, television series, digital products and linear and over-the-top platforms reach next generation audiences around the world.  In addition to its filmed entertainment leadership, Lionsgate content drives a growing presence in interactive and location-based entertainment, gaming, virtual reality and other new entertainment technologies.  Lionsgate’s content initiatives are backed by a nearly 17,000-title film and television library and delivered through a global licensing infrastructure.  The Lionsgate brand is synonymous with original, daring and ground-breaking content created with special emphasis on the evolving patterns and diverse composition of the Company’s worldwide consumer base.
###
For further information, investors should contact:
James Marsh
310-255-3651
jmarsh@lionsgate.com

For media inquiries, please contact:
Peter Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital and increased costs required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; other trends affecting the entertainment industry; and the other risk factors as set forth in Lionsgate’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 6, 2020.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.
Additional Information Available on Website
The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, which will be posted on the Company’s website at http://investors.lionsgate.com/financial-reports/sec-filings, when filed with the Securities and Exchange Commission.  Trending schedules containing certain financial information will also be available at http://investors.lionsgate.com/governance/governance-documents.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2019	March 31, 2019
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$195.5	$184.3
Accounts receivable, net	597.7	647.2
Program rights	243.4	295.7
Other current assets	173.5	267.2
Total current assets	1,210.1	1,394.4
Investment in films and television programs and program rights, net	1,536.3	1,672.0
Property and equipment, net	145.0	155.3
Investments	31.8	26.2
Intangible assets	1,763.2	1,871.6
Goodwill	2,833.5	2,833.5
Other assets	439.8	436.1
Deferred tax assets	—	19.8
Total assets	$7,959.7	$8,408.9
LIABILITIES
Accounts payable and accrued liabilities	$509.8	$531.2
Participations and residuals	418.0	408.5
Film obligations and production loans	286.8	512.6
Debt - short term portion	65.0	53.6
Deferred revenue	141.4	146.5
Total current liabilities	1,421.0	1,652.4
Debt	2,710.8	2,850.8
Participations and residuals	406.6	479.8
Film obligations and production loans	110.4	143.1
Other liabilities	266.6	114.0
Deferred revenue	60.4	62.8
Deferred tax liabilities	37.5	56.5
Redeemable noncontrolling interest	150.1	127.6
Commitments and contingencies
EQUITY
Class A voting common shares, no par value, 500.0 shares authorized, 83.7 shares issued (March 31, 2019 - 82.5 shares issued)	661.9	649.7
Class B non-voting common shares, no par value, 500.0 shares authorized, 136.3 shares issued (March 31, 2019 - 133.5 shares issued)	2,211.2	2,140.6
Retained earnings	44.5	208.7
Accumulated other comprehensive loss	(123.5)	(80.3)
Total Lions Gate Entertainment Corp. shareholders' equity	2,794.1	2,918.7
Noncontrolling interests	2.2	3.2
Total equity	2,796.3	2,921.9
Total liabilities and equity	$7,959.7	$8,408.9

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$998.5	$933.2	$2,945.7	$2,766.9
Expenses
Direct operating	594.6	502.0	1,662.0	1,495.2
Distribution and marketing	279.1	176.9	791.7	608.3
General and administration	108.7	110.0	317.3	335.2
Depreciation and amortization	51.9	41.0	143.0	122.1
Restructuring and other	3.7	16.5	16.8	42.1
Total expenses	1,038.0	846.4	2,930.8	2,602.9
Operating income (loss)	(39.5)	86.8	14.9	164.0
Interest expense
Interest expense	(48.7)	(42.7)	(145.7)	(116.9)
Interest on dissenting shareholders' liability	—	(2.6)	—	(35.3)
Total interest expense	(48.7)	(45.3)	(145.7)	(152.2)
Shareholder litigation settlements	—	—	—	(114.1)
Interest and other income	2.0	2.9	7.0	9.0
Other expense	(3.6)	(1.8)	(9.7)	(1.8)
Loss on extinguishment of debt	(1.4)	—	(1.4)	—
Loss on investments	—	(6.2)	(0.3)	(43.2)
Equity interests loss	(4.6)	(11.0)	(15.7)	(28.8)
Income (loss) before income taxes	(95.8)	25.4	(150.9)	(167.1)
Income tax benefit (provision)	(2.0)	(5.3)	(6.5)	26.6
Net income (loss)	(97.8)	20.1	(157.4)	(140.5)
Less: Net loss attributable to noncontrolling interests	6.6	2.8	14.0	11.5
Net income (loss) attributable to Lions Gate Entertainment Corp. shareholders	$(91.2)	$22.9	$(143.4)	$(129.0)

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net income (loss) per common share	$(0.42)	$0.11	$(0.66)	$(0.61)
Diluted net income (loss) per common share	$(0.42)	$0.10	$(0.66)	$(0.61)

Weighted average number of common shares outstanding:
Basic	218.0	214.2	217.2	213.2
Diluted	218.0	220.8	217.2	213.2

Dividends declared per common share	$—	$—	$—	$0.18

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Operating Activities:
Net income (loss)	$(97.8)	$20.1	$(157.4)	$(140.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	51.9	41.0	143.0	122.1
Amortization of films and television programs and program rights	450.8	382.1	1,306.0	1,105.3
Interest on dissenting shareholders' liability	—	(104.6)	—	(72.0)
Amortization of debt financing costs	3.7	3.1	11.2	9.0
Non-cash share-based compensation	17.3	13.6	41.4	43.7
Other non-cash items	10.3	8.4	46.1	20.5
Shareholder litigation settlements	—	(114.1)	—	—
Distributions from equity method investee	—	1.8	—	1.8
Loss on extinguishment of debt	1.4	—	1.4	—
Equity interests loss	4.6	11.0	15.7	28.8
Loss on investments	—	6.2	0.3	43.2
Deferred income taxes (benefit)	0.2	4.6	0.8	(36.3)
Changes in operating assets and liabilities:
Accounts receivable, net and other assets	147.3	135.6	271.0	308.5
Investment in films and television programs and program rights, net	(371.0)	(376.4)	(1,136.1)	(1,073.5)
Accounts payable and accrued liabilities	2.5	(1.5)	(33.8)	(66.8)
Participations and residuals	(18.0)	7.0	(63.8)	(17.1)
Film obligations	(4.3)	2.1	(3.8)	(10.3)
Deferred revenue	17.0	(54.2)	(7.6)	(10.7)
Net Cash Flows Provided By (Used In) Operating Activities	215.9	(14.2)	434.4	255.7
Investing Activities:
Investment in equity method investees	(9.9)	(17.6)	(14.8)	(39.6)
Business acquisitions, net of cash acquired	—	—	—	(77.3)
Capital expenditures	(7.1)	(7.3)	(24.0)	(28.9)
Net Cash Flows Used In Investing Activities	(17.0)	(24.9)	(38.8)	(145.8)
Financing Activities:
Debt - borrowings	295.1	840.0	597.1	2,909.5
Debt - repayments	(410.2)	(324.0)	(738.6)	(2,468.8)
Production loans - borrowings	2.3	92.4	54.0	246.9
Production loans - repayments	(122.7)	(18.5)	(290.9)	(208.2)
Payment of dissenter liability accrued at acquisition	—	(797.3)	—	(797.3)
Dividends paid	—	(19.2)	—	(57.4)
Distributions to noncontrolling interest	(0.9)	(0.8)	(4.5)	(2.3)
Exercise of stock options	—	2.4	0.5	4.2
Tax withholding required on equity awards	(1.3)	(2.9)	(3.1)	(6.9)
Net Cash Flows Used In Financing Activities	(237.7)	(227.9)	(385.5)	(380.3)
Net Change In Cash and Cash Equivalents	(38.8)	(267.0)	10.1	(270.4)
Foreign Exchange Effects on Cash and Cash Equivalents	1.7	0.9	1.1	(1.5)
Cash and Cash Equivalents - Beginning Of Period	232.6	372.3	184.3	378.1
Cash and Cash Equivalents - End Of Period	$195.5	$106.2	$195.5	$106.2

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker.
The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks.
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to Starz Networks and STARZPLAY International, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the results of operations of 3 Arts Entertainment is included in the Television Production segment from the acquisition date of May 29, 2018.
Media Networks. Media Networks consists of the following product lines (i) Starz Networks, which includes the domestic licensing of premium subscription video programming to distributors, and on a direct-to-consumer basis (ii) STARZPLAY International, which represents revenues primarily from the OTT distribution of the Company's STARZ branded premium subscription video services internationally and (iii) Streaming Services, which represents the Lionsgate legacy start-up direct to consumer streaming services on its SVOD platforms.
In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Segment information is presented in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Segment revenues
Motion Picture	$473.9	$362.6	$1,277.6	$1,106.9
Television Production	189.4	216.5	743.2	648.1
Media Networks	382.4	366.8	1,128.8	1,099.0
Intersegment eliminations	(47.2)	(12.7)	(203.9)	(87.1)
	$998.5	$933.2	$2,945.7	$2,766.9
Gross contribution
Motion Picture	$74.0	$69.2	$183.7	$186.3
Television Production	4.4	32.6	58.8	79.4
Media Networks	124.4	157.2	330.0	418.7
Intersegment eliminations	2.0	(1.2)	2.6	(3.4)
	$204.8	$257.8	$575.1	$681.0
Segment general and administration
Motion Picture	$25.0	$25.7	$76.1	$78.6
Television Production	10.1	11.4	26.9	32.9
Media Networks	22.3	23.1	62.7	73.3
	$57.4	$60.2	$165.7	$184.8
Segment profit
Motion Picture	$49.0	$43.5	$107.6	$107.7
Television Production	(5.7)	21.2	31.9	46.5
Media Networks	102.1	134.1	267.3	345.4
Intersegment eliminations	2.0	(1.2)	2.6	(3.4)
Total segment profit	$147.4	$197.6	$409.4	$496.2
Corporate general and administrative expenses	(23.4)	(26.2)	(73.0)	(79.2)
Adjusted OIBDA(1)	$124.0	$171.4	$336.4	$417.0
_______________

(1)	See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.

The Company's primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes corporate general and administrative expense, restructuring and other costs, share-based compensation other than annual bonuses granted in immediately vested stock awards when applicable, certain programming and content charges as a result of changes in management and associated programming and content strategy, when applicable, and purchase accounting and related adjustments, when applicable. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses. Media Networks gross contribution and segment profit for the three and nine months ended December 31, 2019 includes a benefit of $4.6 million and $41.3 million, respectively, in direct operating expenses associated with the modification of a content licensing arrangement net of amortization for related changes in content availability and air dates.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)
The following table sets forth segment information by product line for the Media Networks segment for the three and nine months ended December 31, 2019 and 2018:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Media Networks revenue:
Starz Networks	$367.6	$361.5	$1,092.4	$1,086.1
STARZPLAY International	6.1	0.6	13.6	0.9
Streaming Services	8.7	4.7	22.8	12.0
	$382.4	$366.8	$1,128.8	$1,099.0
Media Networks gross contribution:
Starz Networks	$168.7	$159.9	$443.1	$444.8
STARZPLAY International	(36.0)	(2.4)	(103.0)	(20.0)
Streaming Services	(8.3)	(0.3)	(10.1)	(6.1)
	$124.4	$157.2	$330.0	$418.7
Media Networks general and administration:
Starz Networks	$17.1	$20.0	$47.5	$65.2
STARZPLAY International	3.7	2.0	10.6	4.7
Streaming Services	1.5	1.1	4.6	3.4
	$22.3	$23.1	$62.7	$73.3
Media Networks segment profit:
Starz Networks	$151.6	$139.9	$395.6	$379.6
STARZPLAY International	(39.7)	(4.4)	(113.6)	(24.7)
Streaming Services	(9.8)	(1.4)	(14.7)	(9.5)
	$102.1	$134.1	$267.3	$345.4

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, and certain programming charges as a result of management changes and associated changes in strategy.

•
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.

•
Adjusted share-based compensation represents share-based compensation excluding the following items, when applicable: (i) immediately vested stock awards granted as part of the Company’s annual bonus program issued in lieu of cash bonuses (which are, when granted, included in segment or corporate general and administrative expense), and (ii) the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.

•	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.

•
Programming charges include charges resulting from the implementation of changes to the Company's programming strategy in connection with recent management changes, which are included in direct operating expenses, when applicable.

•
Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production loans, plus shareholder litigation settlement charges and interest paid. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its Adjusted Free Cash Flow when the payments are actually made. The adjustment for shareholder litigation settlement and interest charges paid is to exclude the non-recurring, one-time payment included in cash flows from operating activities that is associated with litigation matters arising from the Starz merger.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, net gains or losses on investments, loss on extinguishment of debt, certain programming charges as described in the Adjusted OIBDA definition, net of the tax effect of the adjustments at the applicable blended statutory rate and net of the impact of the adjustments on non-controlling interest and certain changes in our deferred tax valuation allowance.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES (Continued)

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING INCOME (LOSS)
TO ADJUSTED OIBDA

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measure, Adjusted OIBDA:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Operating income (loss)	$(39.5)	$86.8	$14.9	$164.0
Adjusted depreciation and amortization(1)	10.5	10.1	31.5	30.4
Restructuring and other(2)	3.7	16.5	16.8	42.1
Programming and content charges(3)	74.0	—	74.0	—
Adjusted share-based compensation expense(4)	17.2	11.1	41.0	41.3
Purchase accounting and related adjustments(5)	58.1	46.9	158.2	139.2
Adjusted OIBDA	$124.0	$171.4	$336.4	$417.0
___________________

(1)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Depreciation and amortization	$51.9	$41.0	$143.0	$122.1
Less: Amount included in purchase accounting and related adjustments	(41.4)	(30.9)	(111.5)	(91.7)
Adjusted depreciation and amortization	$10.5	$10.1	$31.5	$30.4

(2)	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Restructuring and other:
Severance(a)
Cash	$1.8	$13.3	$7.7	$17.0
Accelerated vesting on equity awards	—	2.4	0.3	2.4
Total severance costs	1.8	15.7	8.0	19.4
Transaction and related costs(b)	1.9	0.8	8.8	22.7
	$3.7	$16.5	$16.8	$42.1
_______________________

(a)
Severance costs in the three and nine months ended December 31, 2019 and 2018 were primarily related to restructuring activities in connection with recent acquisitions, and other cost-saving initiatives.

(b)
Transaction and related costs in the three and nine months ended December 31, 2019 and 2018 reflect transaction, integration and legal costs associated with certain strategic transactions, restructuring activities and legal matters. In the three and nine months ended December 31, 2018, these costs were primarily related to the legal fees associated with the Starz class action lawsuits and other matters, and to a lesser extent, costs related to the acquisition of 3 Arts Entertainment and other strategic transactions.

(3)
During the three months ended December 31, 2019, in connection with recent management changes, the Company implemented changes to its programming and broadcasting strategy including programming acquired or produced under prior management. As a result, the Company recorded certain programming and content charges of $74.0 million in the three and nine months ended December 31, 2019 (representing $66.2 million related to the Media Networks segment, and $7.8 million related to the Television Production segment), which are included in direct operating expense in the unaudited condensed consolidated statement of operations.

(4)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Total share-based compensation expense	$17.2	$13.5	$41.3	$43.7
Less: Amount included in restructuring and other(a)	—	(2.4)	(0.3)	(2.4)
Adjusted share-based compensation	$17.2	$11.1	$41.0	$41.3

(a)
Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

(5)
Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$5.1	$2.9	$7.6	$16.5
General and administrative expense	11.6	13.1	39.1	31.0
Depreciation and amortization	41.4	30.9	111.5	91.7
	$58.1	$46.9	$158.2	$139.2

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders	$(91.2)	$22.9	$(143.4)	$(129.0)
Adjusted share-based compensation expense	17.2	11.1	41.0	41.3
Restructuring and other	3.7	16.5	16.8	42.1
Programming and content charges	74.0	—	74.0	—
Purchase accounting and related adjustments(1)	57.9	46.5	157.8	138.2
Shareholder litigation settlements(2)	—	—	—	114.1
Loss on extinguishment of debt	1.4	—	1.4	—
Loss on investments	—	6.2	0.3	43.2
Tax impact of above items(3)	(34.8)	(17.4)	(63.6)	(63.2)
Deferred tax valuation allowance(4)	11.5	—	15.9	—
Noncontrolling interest impact of above items	(8.0)	(7.6)	(22.8)	(19.7)
Adjusted Net Income Attributable to Lions Gate Entertainment Corp. Shareholders	$31.7	$78.2	$77.4	$167.0

Reported Basic EPS	$(0.42)	$0.11	$(0.66)	$(0.61)
Impact of adjustments on basic earnings per share	0.57	0.26	1.02	1.39
Adjusted Basic EPS	$0.15	$0.37	$0.36	$0.78

Reported Diluted EPS	$(0.42)	$0.10	$(0.66)	$(0.61)
Impact of adjustments on diluted earnings per share	0.56	0.25	1.01	1.37
Adjusted Diluted EPS	$0.14	$0.35	$0.35	$0.76

Adjusted weighted average number of common shares outstanding:
Basic	218.0	214.2	217.2	213.2
Diluted	219.9	220.8	220.1	221.1
_________________________

(1)	Represents the amounts included in Adjusted OIBDA net of interest income on the amortization of non-cash fair value adjustments to finance lease obligations acquired in the acquisition of Starz.

(2)	Shareholder litigation settlements of $114.1 million in the nine months ended December 31, 2018 was related to previous shareholder litigation in connection with the Starz merger.

(3)	Represents the tax impact of the adjustments to net income attributable to Lions Gate Entertainment Corp. shareholders, calculated using the blended statutory tax rate applicable to each adjustment.

(4)	In the three and nine months ended December 31, 2019, represents a charge from a net increase in the valuation allowance for certain of the Company's deferred tax assets.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
TO ADJUSTED FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Net Cash Flows Provided By (Used In) Operating Activities(1)	$215.9	$(14.2)	$434.4	$255.7
Capital expenditures	(7.1)	(7.3)	(24.0)	(28.9)
Net borrowings under and (repayment) of production loans	(120.4)	73.9	(236.9)	38.7
Shareholder litigation settlement charges and interest	—	221.3	—	221.3
Adjusted Free Cash Flow	$88.4	$273.7	$173.5	$486.8

________________

(1)
Cash flows provided by operating activities for the three and nine months ended December 31, 2019 includes a net benefit of approximately $133.6 million and $280.9 million, respectively, from the monetization of trade accounts receivable programs (three and nine months ended December 31, 2018 - net benefit of approximately $131.1 million).